ANALYSTS INTERNATIONAL CORPORATION

POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Robert E. Woods, Laurel Dunn Smith and Caroline E. Ostrom, and each of them, my true and lawful attorneys in fact, for me and in my name, place and stead, to sign and affix my name to Forms 3, 4, and 5 and all amendments thereto to be filed by the undersigned with respect to Analysts International Corporation with the Securities and Exchange Commission, Washington, D.C., as required by the Securities Exchange Act of 1934, as amended, granting and giving unto said attorney in fact full authority and power to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, with full power to do and perform all acts authorized hereby as fully to all intents and purposes as I might or could do if personally present, with full power of substitution.

	IN TESTIMONY WHEREOF, I have hereunto set my hand this 28th day of May, 2008.


						/s/ Andrew K. Borgstrom
						Andrew K. Borgstrom




[Notary]